Exhibit 99.1

NEWS RELEASE

ICF International Announces Timing of Third Quarter 2012

Earnings Release and Conference Call

Investor information contact:

Lynn Morgen, MBS Value Partners, lynn.morgen@mbsvalue.com, +1.212.750.5800

Company information contact:

Douglas Beck, ICF International, dbeck@icfi.com. +1.703.934.3820

FOR IMMEDIATE RELEASE

FAIRFAX, Va. (September 24, 2012) – ICF International (NASDAQ:ICFI) will release its third quarter 2012 results before the market opens on November 2, 2012. The results will be available at http://investor.icfi.com. ICF management will host a conference call at 8:15 a.m. Eastern Time on November 2, 2012, to discuss the financial results.

To participate, register at http://investor.icfi.com at least 15 minutes prior and download and install any necessary software. An archive will be available for one year following the live event. A telephonic replay of the call will be available beginning at 10:45 a.m. Eastern Time November 2, 2012, through November 9, 2012, at 1.888.843.7419 (U.S.) or 1.630.652.3042 (international). The passcode is 33400689.

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About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy, environment, and infrastructure; health, social programs, and consumer/financial; and public safety and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program lifecycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 4,500 employees serve these clients from more than 50 offices worldwide. ICF’s website is http://www.icfi.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.